UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities exchange act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street, Akron, OH		44301
(Address of principal executive offices)		(Zip Code)

(330) 253-5592

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, Myers Industries, Inc. (the “Company”), issued a press release announcing the promotion of Kevin L. Brackman, the Company’s current Vice President and Chief Accounting Officer, to Executive Vice President and Chief Financial Officer effective December 11, 2018 (“Effective Date”). Mr. Brackman succeeds Matteo Anversa, the Company’s current Executive Vice President and Chief Financial Officer, whose resignation was also announced by the Company on December 11, 2018.

Mr. Brackman, age 46, was appointed to his current position with the Company on March 2, 2017. He previously served as Vice President, Corporate Controller, since he joined the Company in March 2015; he also acted as Interim Chief Financial Officer and Corporate Secretary from March 18, 2016 until December 1, 2016 when Mr. Anversa was appointed to the position of Chief Financial Officer. Prior to joining the Company, Mr. Brackman spent six years at Ingersoll Rand, where he oversaw the technical accounting and financial reporting group and later the financial planning and analysis division.

The following is a summary of the material compensatory arrangements being provided to Mr. Brackman.

•	Mr. Brackman’s new base annual salary will be $350,000 effective immediately.

•

Mr. Brackman will be eligible for a pro-rated bonus based on the Effective Date at a target level of 60% of his annual base salary, with payout based upon objective metrics established by the Compensation Committee.

•

Mr. Brackman will participate in the Company’s key management long-term incentive plan at a target level of 100% of his annual base salary, target composition of 30% stock options, 20% restricted stock units, and 50% performance restricted stock units based upon objective metrics established by the Compensation Committee.

•

Mr. Brackman will continue to be eligible to receive other benefits and to participate in other benefit plans made generally available to the Company’s executive officers in accordance with Company policies at levels appropriate for his position.

•	Mr. Brackman remains subject to a Non-Disclosure, Non-Solicitation and Non-Competition Agreement entered into in 2015 when he joined the Company.

Information regarding any additional changes to Mr. Brackman’s compensatory arrangements will be provided by an amendment to this Form 8-K when that information is determinable by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated December 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Andrean R. Horton
Andrean R. Horton
Chief Legal Officer and Secretary

Date: December 11, 2018